FIRST AMENDING AGREEMENT to the Credit Agreement dated as of December 20, 2001, entered into in the City of Montreal, Province of Quebec, as of December 20, 2002,

AMONG: INTERTAPE POLYMER INC., INTERTAPE POLYMER CORP. and each of the other parties listed in Schedule "K" hereto as joint and several Facility A Borrowers (hereinafter collectively called the "Facility A Borrowers")

             PARTIES OF THE FIRST PART

AND:         IPG HOLDINGS LP (hereinafter called the "Facility B/C Borrower")

             PARTY OF THE SECOND PART

AND: INTERTAPE POLYMER GROUP INC., IPG FINANCE LLC and IPG HOLDING COMPANY OF NOVA SCOTIA (as Guarantors)

             PARTIES OF THE THIRD PART

AND:         THE LENDERS, AS DEFINED IN THE CREDIT AGREEMENT (the "Lenders")

             PARTIES OF THE FOURTH PART

AND:         THE TORONTO-DOMINION BANK, AS CANADIAN ADMINISTRATION AGENT FOR
             THE LENDERS

             PARTY OF THE FIFTH PART

AND:         TORONTO DOMINION (TEXAS), INC., AS US ADMINISTRATION AGENT FOR THE
             LENDERS

             PARTY OF THE SIXTH PART

     WHEREAS the parties hereto, other than IPG Financial Services Inc., are parties to a Credit Agreement dated as of December 20, 2001 (the "Credit Agreement");

     WHEREAS Facility B has been repaid in full and cancelled;

     WHEREAS the Borrowers have requested that IPG Financial Services Inc. be designated a joint and several Facility A Borrower;

     WHEREAS the Borrowers have requested a deferral of IPG's obligation to provide audits under Section 13.22 of the Credit Agreement;

     WHEREAS the Borrowers have requested certain changes to the financial covenants set forth in the Credit Agreement;

     WHEREAS, pursuant to the provisions of Section 13.20 of the Credit Agreement, the designation of IPG Financial Services Inc. as a Facility A Borrower under the Credit Agreement is conditional upon it being designated a "Restricted Subsidiary" under the Note Agreements;

     WHEREAS, pursuant to the provisions of section 10.5(d) of the Inter-Creditor Agreement, each of the Lenders and each of the holders of Notes shall approve a change to the said financial covenants; and

     WHEREAS each of the Lenders has agreed with the Borrowers to the amend-ments contemplated hereby and, as such, has complied with the provisions of the Credit Agreement and the Inter-Creditor Agreement, as evidenced by their signature on this Agreement;

     NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

I.   INTERPRETATION

     All of the words and expressions which are capitalized herein shall have the meanings ascribed to them in the Credit Agreement unless otherwise indicated herein.

II.  AMENDMENTS

1. IPG Financial Services Inc. is hereby designated as a joint and several Facility A Borrower. Schedules "D", "J", "K", "L" and "N" to the Credit Agree-ment are hereby deleted and respectively replaced by Schedules "D", "J","K", "L" and "N" hereto.

2. Section 13.22 of the Credit Agreement is hereby amended and replaced by the following:

     "IPG shall provide, at its expense and upon the written request of the Agent, an accounts receivable and inventory audit of its Restricted Subsidiaries and/or an appraisal of the Restricted Subsidiaries' equip-ment and inventory, such audit and/or appraisal to be performed by an independent third party acceptable to the Lenders."

3. Section 13.11 of the Credit Agreement is hereby amended and replaced by the following:

     "IPG shall maintain:

     13.11.1 at all times during the Term, a ratio of Total Debt to Consoli-dated Total Capitalization not exceeding the following:

            Period                                       Ratio
_________________________________________________________________
On or prior to March 30, 2002:                           0.59:1

From March 31, 2002 to June 29, 2002:                    0.585:1

From June 30, 2002 to September 29, 2002:                0.58:1

From September 30, 2002 to December 30, 2002:            0.575:1

From December 31, 2002 to June 29, 2003:                 0.55:1

From June 30, 2003 to December 30, 2003:                 0.525:1

On December 31, 2003 and thereafter during the Term:     0.50:1


     13.11.2 at the end of each fiscal quarter of IPG during the Term, a Consolidated ratio of Net Income Available for Fixed Charges to Fixed Charges for the immediately preceding period of four consecutive fiscal quarters including the fiscal quarter ending on the calculation date (taken as a single accounting period) of not less than:

            Period                                       Ratio
_________________________________________________________________
On or prior to December 31, 2002                         1.75:1

On March 31, 2003 and June 30, 2003:                     1.85:1

On September 30, 2003 and thereafter:                    2.00:1

     13.11.3 at all times during the Term, a minimum Consolidated Net Worth equal to the sum total of US $275,000,000 and (i) 50% of positive Consolidated Net Income for the period commencing October 1, 2001 through the end of IPG's most recently ended fiscal quarter (i.e. without any deduction for net losses) plus (ii) an amount equal to the aggregate net proceeds of any issuance of equity Securities during the Term to any Person other than a member of the Restricted Group;

     13.11.4 at the end of each fiscal quarter of IPG during the Term, a ratio of Total Debt to EBITDA for the immediately preceding period of four consecu-tive fiscal quarters including the fiscal quarter ending on the calculation date (taken as a single accounting period) not exceeding the lesser of:

     (a)

            Period                                       Ratio
__________________________________________________________________
On December 31, 2001:                                    6.00:1

On March 31, 2002:                                       5.75:1

On June 30, 2002:                                        5.50:1

On September 30, 2002                                   5.25:1

On December 31, 2002:                                    5.25:1

On March 31, 2003:                                       5.25:1

On June 30, 2003:                                        5.00:1

On September 30, 2003:                                   4.75:1

On December 31, 2003:                                    4.50:1

On March 31, 2004                                        4.25:1

On June 30, 2004:                                        4.00:1

On September 30, 2004, December 31, 2004,
March 31, 2005 and June 30, 2005:                        3.50:1

On September 30, 2005 and December 31, 2005              3.25:1

or

     (b) beginning with the March 31, 2002 results (i.e. commencing with the ratio to be applicable in respect of the period ending June 30, 2002), the actual ratio of Total Debt to EBITDA reported to the Agent in respect of the previous fiscal quarter, plus 0.25, with equal step down as per the above grid to apply to the following quarters, provided that such revised ratio shall not be less than 3.25:1. For example, if the applicable ratio in respect of the period ending March 31, 2002 was 4.25:1, the applicable ratio in respect of the period ending June 30, 2002 would be 4.50:1 rather than 5.50:1; and

     13.11.5  [intentionally omitted].

     In calculating EBITDA for the purposes of this Section 13.11 or any other provision of this Agreement, (1) the Consolidated severance expenses and other unusual non-recurring expenses accrued or otherwise incurred by IPG and its Restricted Subsidiaries during the fiscal year 2001 prior to October 1, 2001, and (2) any charge to earnings resulting from the re-pricing of stock options as may be applicable under GAAP, shall all be added to the EBITDA for the relevant period (including on a trailing 4 quarter basis or trailing 2 quarter basis as required).

For greater certainty and without limiting any provision of this Agreement, each of the Borrowers, LLC and IPG acknowledge that the failure to respect any of the foregoing financial ratios at any time during the Term constitutes a material breach of this Agreement."

4. Section 14.3 of the Credit Agreement is hereby amended and replaced by the following:

     "Permit any of the Facility B/C Borrower or any of its Subsidiaries, including Canco and LLC, or IPG Financial Services Inc. to carry on any business, other than (i) taking such steps as may be necessary to maintain its existence or to hold Securities of Restricted Subsidiaries, (ii) provided no Default shall have occurred and be continuing and that no Event of Default shall have occurred which has not been waived, LLC may lend money to IPG (US) Inc., (iii) performing any action required here-under or in respect hereof or under or in respect of any of the Security Documents, the Note Agreements or the Notes; and (iv) the incurrence of any Indebtedness permitted by subsection 14.2.4, and, with respect to the Facility B/C Borrower and IPG Financial Services Inc., Indebtedness permitted hereunder."

III.  CONDITIONS, EFFECTIVE DATE AND UNDERTAKINGS

Save as set provided below, this First Amending Agreement shall become effective as of December 20, 2002 (the "Effective Date"), provided that each of the following conditions has been satisfied:

1. The Borrowers shall pay all fees and costs, including legal fees associated with this Agreement, incurred by the Agent as contemplated by the provisions of
Section 13.15 of the Credit Agreement. The Borrowers shall also pay to each Lender a fee equal to the product of its Commitment multiplied by 10 basis points;

2. The Lenders shall be satisfied that the holders of the Notes have consented hereto and made a similar amendment to the financial covenants set forth in the Note Agreements, the whole in form and in substance satisfactory to the Agent and the Lenders' counsel; and

3. No Default shall have occurred and be continuing and no Event of Default shall have occurred which has not been waived. Without limiting the generality of the foregoing, the Restricted Group shall have delivered to the Agent the post-closing opinions of Morgan Lewis and Virginia counsel to the Restricted Group.

Notwithstanding the foregoing, the amendments made pursuant to sections 1 and 4 of article II shall only become effective when the following additional conditions have been met:

1. IPG Financial Services Inc. and its shareholders shall have executed and delivered the Security contemplated by Section 13.13 of the Credit Agreement, including a pledge of the Securities issued by it. The opinion to be delivered in accordance with the undertaking below shall also cover such Security;

2. The Borrowers shall provide the opinion of its counsel, in form and substance acceptable to the Agent and the Lenders' counsel, with respect to the power, capacity, and authority of IPG Financial Services Inc. to enter into this First Amending Agreement and to perform its obligations hereunder, as well as with respect to the enforceability of this First Amending Agreement and the Security granted pursuant to the provisions of the previous paragraph hereof;

3. The Lenders shall be satisfied that IPG Financial Services Inc. has been designated as a "Restricted Subsidiary" under the Note Agreements, the whole in form and in substance satisfactory to the Agent and the Lenders' counsel; and
4. After having given effect to the designation of IPG Financial Services Inc. as a Facility A Borrower, no Default shall have occurred and be continuing and no Event of Default shall have occurred which has not been waived.

The Agent shall confirm when the foregoing conditions to the amendments made pursuant to sections 1 and 4 of article II have been met.

The Borrowers hereby undertake to do the following by no later than January 31, 2003:

1. To provide the opinion of its counsel, in form and substance acceptable to the Agent and the Lenders' counsel, with respect to the power, capacity, and authority of each member of the Restricted Group to enter into this First Amending Agreement and to perform its obligations hereunder, as well as with respect to the enforceability of this First Amending Agreement and the effect thereof on the enforceability of the Security;

2. To comply with the provisions of the post-closing undertaking described in subsection 11.1.21 of the Credit Agreement; and

3. To fulfill the above conditions with respect to the amendments made in sections 1 and 4 of article II.

IV.  MISCELLANEOUS

1. All of the provisions of the Credit Agreement which are not amended hereby shall remain in full force and effect. The Borrowers hereby represent and warrant that the organizational chart attached hereto is current and accurate in all respects.

2. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York.

3. Each member of the Restricted Group acknowledges having taken cognizance of the provisions of the foregoing First Amending Agreement and agrees that the Guarantees and Security executed by it (A) remain enforceable against it in accordance with their terms, and (B) continue to guarantee or secure, as applicable, all of the obligations of the Persons specified in such Guarantees and Security Documents in connection with the Credit Agreement, as amended by this First Amending Agreement.

4. The parties acknowledge that they have required that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto be drawn up in English. Les parties reconnaissent avoir exige la redaction en anglais de la presente convention ainsi que de tous documents executes, avis donnes et procedures judiciaires intentees, directement ou indirectement, relativement ou a la suite de la presente convention.


IN WITNESS WHEREOF THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT ON THE DATE AND AT THE PLACE FIRST HEREINABOVE MENTIONED.

INTERTAPE POLYMER INC.                    INTERTAPE POLYMER CORP.

Per: /s/Andrew M. Archibald               Per: /s/Gregory S. Yull
Andrew M. Archibald, CFO                  Gregory S. Yull, President
Address: 110E Montee de Liesse            Address: 3647 Cortez Road West
St. Laurent, Quebec                       Bradenton, FL 34210
H4T 1N4                                   Attention: President
Attention: Chief Financial Officer        Telephone: (941) 727-5788
Telephone: (514) 731-7591                 Fax: (941) 727-5293
Fax: (514) 731-5477

IPG (US) HOLDINGS INC.                    IPG (US) INC.

Per:  /s/ H. Dale McSween                 Per:  /s/Jim Bob Carpenter
H. Dale McSween, President                Jim Bob Carpenter, President
Address: 3647 Cortez Road West            Address: 3647 Cortez Road West
Bradenton, FL 34210                       Bradenton, FL 34210
Attention: President                      Attention: President
Telephone: (941) 727-5788                 Telephone: (941) 727-5788
Fax: (941) 727-5293                       Fax: (941) 727-5293

IPG ADMINISTRATIVE SERVICES INC.          CENTRAL PRODUCTS COMPANY


Per:  /s/ H. Dale McSween                 Per:  /s/H. Dale McSween
H. Dale McSween, President                H. Dale McSween, President
Address: 3647 Cortez Road West            Address: 3647 Cortez Road West
Bradenton, FL 34210                       Bradenton, FL 34210
Attention: President                      Attention: President
Telephone: (941) 727-5788                 Telephone: (941) 727-5788
Fax: (941) 727-5293                       Fax: (941) 727-5293

INTERTAPE INC.                            INTERTAPE POLYMER MANAGEMENT CORP.


Per:  /s/Gregory A. Yull                  Per:  /s/Burgess H. Hildreth
Gregory A. Yull, President                Burgess H. Hildreth, Vice President
Address: 3647 Cortez Road West            Address: 3647 Cortez Road West
Bradenton, FL 34210                       Bradenton, FL 34210
Attention: President                      Attention: President
Telephone: (941) 727-5788                 Telephone: (941) 727-5788
Fax: (941) 727-5293                       Fax: (941) 727-5293


POLYMER INTERNATIONAL CORP.               INTERNATIONAL CONTAINER SYSTEMS,
                                          INC.


Per:  /s/Burgess H. Hildreth              Per:  /s/Burgess H. Hildreth
Burgess H. Hildreth, President            Burgess H. Hildreth, Vice President
Address: 3647 Cortez Road West            Address: 3647 Cortez Road West
Bradenton, FL 34210                       Bradenton, FL 34210
Attention: President                      Attention: President
Telephone: (941) 727-5788                 Telephone: (941) 727-5788
Fax: (941) 727-5293                       Fax: (941) 727-5293


UTC ACQUISITION CORP.                     INTERTAPE INTERNATIONAL CORP.


Per:  /s/Burgess H. Hildreth              Per:  /s/Burgess H. Hildreth
Burgess H. Hildreth, President            Burgess H. Hildreth, President
Address: 3647 Cortez Road West            Address: 3647 Cortez Road West
Bradenton, FL 34210                       Bradenton, FL 34210
Attention: President                      Attention: President
Telephone: (941) 727-5788                 Telephone: (941) 727-5788
Fax: (941) 727-5293                       Fax: (941) 727-5293

COIF HOLDING INC.                         FIBC HOLDING INC.


Per:  /s/Burgess H. Hildreth              Per:  /s/Jim Bob Carpenter
Burgess H. Hildreth, Secretary            Jim Bob Carpenter, President
Address: 3647 Cortez Road West            Address: 3647 Cortez Road West
Bradenton, FL 34210                       Bradenton, FL 34210
Attention: President                      Attention: President
Telephone: (941) 727-5788                 Telephone: (941) 727-5788
Fax: (941) 727-5293                       Fax: (941) 727-5293


CAJUN BAG & SUPPLY CORP.                  INTERPACK MACHINERY INC.


Per:  /s/Jim Bob Carpenter                Per:  /s/H. Dale McSween
Jim Bob Carpenter, President              H. Dale McSween, President
Address: 3647 Cortez Road West            Address: 110E Montee de Liesse
Bradenton, FL 34210                       St. Laurent, Quebec H4T 1N4
Attention: President                      Attention: President
Telephone: (941) 727-5788                 Telephone: (514) 731-7591
Fax: (941) 727-5293                       Fax: (514) 731-5477


SPUNTECH FABRICS INC.                     IPG HOLDING COMPANY OF NOVA SCOTIA


Per:  /s/Piero Greco                      Per:  /s/Andrew M. Archibald
Piero Greco, Vice President               Andrew M. Archibald, Vice President
Address: 110E Montee de Liesse            Finance
St. Laurent, Quebec H4T 1N4               Address:  110E Montee de Liesse
Attention: President                      St. Lurent, Quebec H4T 1N4
Telephone: (514) 731-7591                 Attention:  President
Fax: (514) 731-5477                       Telephone:  (514) 731-7591
                                          Fax: (514) 731-5477

IPG HOLDINGS LP, represented by its       INTERTAPE POLYMER GROUP INC.


Per:  /s/Andrew M. Archibald              Per:  /s/Andrew M. Archibald
Andrew M. Archibald, CFO                  Andrew M. Archibald, CFO, Vice
Address: 110E Montee de Liesse            President Administration & Secretary
St. Laurent, Quebec H4T 1N4               Address:  110E Montee de Liesse
Attention: General Partner                St. Lurent, Quebec H4T 1N4
Telephone: (514) 731-7591                 Attention:  Chief Financial Officer
Fax: (514) 731-5477                       Telephone:  (514) 731-7591
                                          Fax: (514) 731-5477


IPG FINANCE LLC                           IPG FINANCIAL SERVICES INC.


Per:  /s/Andrew M. Archibald              Per:  /s/Andrew M. Archibald
Andrew M. Archibald, President            Andrew M. Archibald, President
Address: 1403 Foulk Road, Foulkstone      Address: 3647 Cortez Road West
Plaza                                     Bradenton, FL 34210
Wilmington, DE 19899                      Attention: President
Attention: President                      Telephone: (941) 727-5788
Telephone:  (302) 478-1160                Fax: (941) 727-5293

IPG TECHNOLOGIES INC.


Per:  /s/Andrew M. Archibald
Andrew M. Archibald, Secretary
Address:  2000 South Beltline Blvd.
Columbia, SC 29201
Attention:  President
Telephone: (803) 799-8800
Fax: (803) 988-7919



THE TORONTO-DOMINION BANK, as             THE TORONTO-DOMINION BANK, as Lender
Canadian Agent

Per: /s/Nigel Sharpley                    Per: /s/J-F Godin
Nigel Sharpley, VP Loan Syndications,     J-F Godin, VP Corporate Credit and
Agency                                    Investment Banking
Address: 66 Wellington Street West        Per:/s/Yves Bergeron
38th Floor                                Managing Director, Corporate Credit
Toronto, Ontario M5K 1A2                  and Investment Banking
Attention: VP Loan, Syndications, Agency  Address: 500 St. Jacques Street West
Telephone: (416) 983-5030                 9th Floor
Fax: (416) 982-5535                       Montreal, Quebec H2Y 1S1
                                          Attention: Jean-Francois
                                          Telephone: (514) 289-0102
                                          Fax: (416) 289-0788

THE TORONTO-DOMINION BANK,                TORONTO DOMINION (TEXAS), INC., as US
NTERNATIONAL BANKING FACILITY, New        Agent
York Branch, as Lender

Per:/s/Lyne Chasin                        Per:/s/Lyne Chasin
Lyne Chasin, Vice President               Lyne Chasin, Vice President
Address: 31 West 52nd Street              Address: 909 Fannin, Suite 1700
New York, New York, 10019-6101            Houston, Texas, 77010
Attention: Lynn Chasin                    Attention: Lynn Chasin
Telephone: (713) 427-8531                 Telephone: (713) 427-8531
Fax: (713) 951-9921                       Fax: (713) 951-9921

COMERICA BANK, a Michigan Banking         NATIONAL BANK OF CANADA, as Lender
Corporation as Lender

Per:/s/Darlene Persons                    Per:/s/Darlene Persons
Darlene Persons, First Vice President     Darlene Persons, First Vice President
Address: 500 Woodward Avenue, 	          Address:1155 Metcalfe Street
Suite 23rd Floor                          5th Floor
Detroit, Michigan, 48226                  Montreal, Quebec, H3B 4S9
Attention: Darlene P. Persons             Attention: Linda Gross
Telephone:313-222-9125                    Telephone: (514) 394-8049
Fax:313-222-3377                          Fax: (514) 394-6073

NATIONAL BANK OF CANADA, NEW YORK         COMERICA BANK CANADA BRANCH, as Lender
BRANCH, as Lender

Per:/s/Yvon LaPlante
Vice President and Manager
    /s/Jeffrey Forgach
Assistant Vice President                  Per:/s/Rob Rosen
Address: 125 West 55th Street,            Address: Suite 2210, South Tower
23rd Floor                                Royal Bank Plaza
New York, New York, 10019                 200 Bay Street, P.O. Box 61
Attention: Auggie Marchetti,              Toronto, Ontario, M5J 2J2
Vice-President                            Attention:Rob Rosen
Telephone: (212) 632-8539                 Telephone: (416) 367-3113 #232
Fax: (212) 632-5809                       Fax: (416) 367-2460





                          SCHEDULE D

                         SUBSIDIARIES

1.	Restricted Subsidiaries

Intertape Polymer Inc. ("IPI")
IPG Holdings LP
IPG (US) Holdings Inc.
IPG Holding Company of Nova Scotia
IPG Finance LLC
IPG (US) Inc.
Central Products Company
IPG Administrative Services Inc.
Intertape Polymer Corp.
Intertape Inc.
Intertape Polymer Management Corp.
Polymer International Corp.
International Container Systems, Inc.
Intertape International Corp.
FIBC Holding Inc.
COIF Holding Inc.
IPG Technologies Inc.
UTC Acquisition Corp.
Interpack Machinery Inc.
Spuntech Fabrics Inc.
Cajun Bag & Supply Corp.
IPG Financial Services Inc.

2.	Operating Restricted Subsidiaries

Intertape Polymer Inc.
IPG (US) Holdings Inc.
IPG (US) Inc.
Central Products Company
IPG Administrative Services Inc.
Intertape Polymer Corp.
Intertape Inc.
Intertape Polymer Management Corp.
Polymer International Corp.
International Container Systems, Inc.
Intertape International Corp.
FIBC Holding Inc.
COIF Holding Inc.
IPG Technologies Inc.
UTC Acquisition Corp.
Interpack Machinery Inc.
Spuntech Fabrics Inc.
Cajun Bag & Supply Corp.
IPG Financial Services Inc.

3.	Inactive Subsidiaries

IPG Technologies Acquisition Corp. (has no stock issued;
    in process of dissolving)



                                  SCHEDULE J
                          UNRESTRICTED SUBSIDIARIES


Intertape Woven Products, S.A. de C.V.
Intertape Woven Product Services, S.A. de C.V.
Drumheath Indemnity Ltd. ("Drumheath")
Interpack International Ltd.
Intertape Polymer Exports, Inc.


                           INACTIVE SUBSIDIARIES

IPG Technologies Acquisition Corp. (no stock issued; in process of dissolving)



                                 SCHEDULE K
                        LIST OF FACILITY A BORROWERS

1.	Canadian Borrowers:

        a)  Intertape Polymer Inc.
        b)  Interpack Machinery Inc.
        c)  Spuntech Fabrics Inc.

2.	US Borrowers:

        a)  IPG (US) Holdings Inc.
        b)  IPG (US) Inc.
        c)  Central Products Company
        d)  IPG Administrative Services Inc.
        e)  Intertape Polymer Corp.
        f)  Intertape Inc.
        g)  Intertape Polymer Management Corp.
        h)  Polymer International Corp.
        i)  International Container Systems, Inc.
        j)  Intertape International Corp.
        k)  FIBC Holding Inc.
        l)  COIF Holding Inc.
        m)  IPG Technologies Inc.
        n)  UTC Acquisition Corp.
        o)  Cajun Bag & Supply Corp.
        p)  IPG Financial Services Inc.


                                 SCHEDULE L
                            LIST OF GUARANTORS

1.	Facility A

Intertape Polymer Group Inc.
IPG Holdings LP
IPG Finance LLC
IPG Holding Company of Nova Scotia

2.	Facility C

Intertape Polymer Group Inc.
IPG (US) Holdings Inc.
IPG Holding Company of Nova Scotia
IPG Finance LLC
IPG (US) Inc.
Central Products Company
IPG Administrative Services Inc.
Intertape Polymer Corp.
Intertape Inc.
Intertape Polymer Management Corp.
Polymer International Corp.
International Container Systems, Inc.
Intertape International Corp.
FIBC Holding Inc.
COIF Holding Inc.
IPG Technologies Inc.
UTC Acquisition Corp.
Interpack Machinery Inc.
Spuntech Fabrics Inc.
Cajun Bag & Supply Corp.
IPG Financial Services Inc.



                                SCHEDULE N
     LOCATION OF ASSETS, HEAD OFFICES AND TAX IDENTIFICATION NUMBERS

Name of Subsidiary              State of       Chief Executive	  Other Places       Tax ID
                              Incorporation/       Office        Where Collateral    Number
                                                                   is Located
Intertape Polymer Inc.          Canada          St. Laurent, PQ    St. Laurent, PQ;
                                                (corporate          Truro, NS;
                                                headquarters)     Edmundston, NB     123157695

IPG Holdings LP                 Delaware        St. Laurent, PQ	  None               59-3479359

IPG (US) Holdings Inc.          Delaware        Bradenton, FL	  None               59-3479333

IPG Holding Company of Nova
  Scotia                        Canada          Halifax,
                                                Nova Scotia       None               87-0666567

IPG Finance LLC                 Delaware        Wilmington, DE    None               59-3480659

IPG (US) Inc.                   Delaware        Bradenton, FL     None               59-3479361

Central Products Company        Delaware        Bradenton, FL     Carbondale, IL
                                                                  Menasha, WI
                                                                  Brighton, CO
                                                                  Green Bay, WI
                                                                  Columbia, SC
                                                                  Richmond, KY
                                                                  Marysville, MI
                                                                  Cumming, GA
                                                                  Ontario, CA        39-1831503

IPG Administrative Services Inc.Delaware        Wilmington, DE	  All manufacturing
                                                                  locations          57-1089148

Intertape Polymer Corp.         Delaware        Wilmington, DE    warehouses         57-1088158

Intertape Inc.                  Virginia        Danville, VA	  Danville, VA
                                                                  Tremonton, UT      54-1411730

Intertape Polymer Management
  Corp.                         Florida         Bradenton, FL     Bradenton, FL      59-3514328

Polymer International Corp.     Virginia	Bradenton, FL     None               59-1091227

International Container Systems,
  Inc.                          Florida         Bradenton, FL     Bradenton, FL      59-3360203

Intertape International Corp.   Delaware	Bradenton, FL     None               58-2387174

FIBC Holding Inc.               Delaware	Bradenton, FL     None               57-1089150

COIF Holding Inc.               Delaware	Bradenton, FL     None               57-1089149

IPG Technologies Inc.           Delaware	Columbia, SC      Columbia, SC       57-1089148

UTC Acquisition Corp.           Delaware        Bradenton, FL     None               59-3395373

Interpack Machinery Inc.        Canada          St. Laurent, PQ   None               119557353

Spuntech Fabrics Inc.           Canada          Truro,
                                                Nova Scotia       None               892293234

Cajun Bag & Supply Corp.        Delaware	Bradenton, FL     Rayne, LA          58-2255977

IPG Financial Services Inc.     Delaware	Wilmington, DE    None               522212513



ORGANIZATIONAL CHART


See the attached.